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                                                                     EXHIBIT (N)


INDEPENDENT AUDITORS' CONSENT


MuniHoldings New York Insured Fund, Inc.:

We consent to the use in this Registration Statement on Form N-2 of our report dated September 15, 1997 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 23, 1997